                                                                   EXHIBIT 4.39


                     MORTGAGE, DEED OF TRUST, ASSIGNMENT OF
             PRODUCTION, SECURITY AGREEMENT AND FINANCING STATEMENT

                           DATED AS OF MARCH 15, 2000

                                     BETWEEN

                           TRANSTEXAS GAS CORPORATION
                             (MORTGAGOR AND DEBTOR)

                                       TO

                             JACK MACGOWAN, TRUSTEE

                               FOR THE BENEFIT OF

                      GMAC COMMERCIAL CREDIT LLC, AS AGENT
                          (MORTGAGEE AND SECURED PARTY)

"THE OIL AND GAS INTERESTS INCLUDED IN THE MORTGAGED PROPERTY WILL BE FINANCED AT THE WELLHEADS OF THE WELLS LOCATED ON THE PROPERTIES DESCRIBED HEREIN, AND THIS FINANCING STATEMENT IS TO BE FILED FOR RECORD, AMONG OTHER PLACES, IN THE REAL ESTATE RECORDS."

"SOME OF THE PERSONAL PROPERTY CONSTITUTING A PORTION OF THE MORTGAGED PROPERTY IS OR IS TO BE AFFIXED TO THE PROPERTIES DESCRIBED HEREIN AND THIS FINANCING STATEMENT IS TO BE FILED FOR RECORD, AMONG OTHER PLACES, IN THE REAL ESTATE RECORDS."

The mailing address of the above-named Mortgagee and Secured Party is 1290 Avenue of the Americas, New York, New York 10104, Attn: Thomas W. Strachan; the mailing address of the above-named Mortgagor and Debtor is 1300 North Sam Houston Parkway East, Suite 310, Houston, Texas 77032, Attn: Ed Donahue; and the mailing address of the Trustee is c/o GMAC Commercial Credit LLC, 1290 Avenue of the Americas, New York, New York 10104.

         THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS. THIS INSTRUMENT SECURES PAYMENT OF FUTURE ADVANCES.

         ATTENTION OF RECORDING OFFICERS: This instrument is a Mortgage of both real and personal property and is, among other things, a Security Agreement and Financing Statement under the Uniform Commercial Code. This instrument creates a lien on rights in or relating to lands of Mortgagor which are described in
SCHEDULE 1, together with its accompanying EXHIBITS, all of which are attached hereto.

                  Recorded counterparts should be returned to:
                  Haynes and Boone, LLP
                  901 Main Street, Suite 3100
                  Dallas, Texas 75202
                  Attention: Jeffrey L. Curtis

                     MORTGAGE, DEED OF TRUST, ASSIGNMENT OF
             PRODUCTION, SECURITY AGREEMENT AND FINANCING STATEMENT

         This Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement, from TRANSTEXAS GAS CORPORATION, a Delaware corporation ("MORTGAGOR"), to JACK MACGOWAN, as Trustee ("TRUSTEE") for the benefit of GMAC COMMERCIAL CREDIT LLC, as a Lender and as Agent (in its capacity as Agent for the benefit of the Lenders now or in the future party to the Credit Agreement, together with its successors or assigns, "MORTGAGEE"), is made and entered into as of this 15th day of March, 2000.

                                    RECITALS

         Mortgagor is a debtor in bankruptcy in the proceedings styled In re:
TransTexas Gas Corporation, TransAmerican Energy Corporation, TransAmerican Refining Corporation, Case No. 99-21550-C-11 (Jointly Administered) in the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division (the "COURT").

         Mortgagor has filed with the Court that certain Second Amended Modified and Restated Plan of Reorganization under Chapter 11 of the Bankruptcy Code Proposed by Debtor (the "PLAN"). On February 7, 2000, the Court entered its Order Confirming Debtor's Second Amended, Modified and Restated Plan of Reorganization confirming the Plan. Additionally, the Court has issued its Order in Furtherance of Order Dated February 7, 2000 Confirming Debtor's Chapter 11 Plan, a copy of which is attached hereto as SCHEDULE 1 (the "IMPLEMENTATION ORDER") (except that, in accordance with the provisions of the Implementation Order, there are attached as Exhibits to the copy of the Implementation Order attached hereto the legal descriptions of the real properties, and estates and interest therein, situated in the county and state in which a counterpart of this Mortgage is filed of record).

         Pursuant to the Plan, Mortgagor and Mortgagee are entering into that certain Oil & Gas Revolving Credit and Term Loan Agreement, dated as of March 15, 2000 (as amended or modified and in effect from time to time, the "CREDIT AGREEMENT").

         Pursuant to and on the terms and conditions set forth in the Credit Agreement, Mortgagee, and the Lenders referred to therein, have granted to Mortgagor the following credit facilities, all as more particularly defined and described in the Credit Agreement: (i) certain "Revolving Advances" and a "Swingline Loan" which, collectively, are in the in the maximum principal amount outstanding not to exceed at any time $30,000,000; and (ii) a "Term Loan" in the maximum principal amount of $22,500,000.

         Accordingly, Mortgagor has executed and delivered to Mortgagee, and the Lenders, certain promissory notes (collectively, and as defined in the Credit Agreement, the "NOTES") to evidence Mortgagor's repayment obligations under the credit facilities provided in the Credit Agreement.

         Under the terms of the Credit Agreement, Mortgagee is acting as the Agent for, and for the benefit of, the Lenders, and the holders of the Notes.

         Mortgagor is entering into this Mortgage pursuant to its obligations under the Credit Agreement and for the purpose, among other things, of securing and providing for the repayment of the Notes.

                                    ARTICLE I
                                   DEFINITIONS

         1.1. CERTAIN DEFINED TERMS. Unless the context otherwise requires, as used in this Mortgage and all amendments, extensions, modifications, renewals, supplements or waivers hereof or hereto, the following terms shall have the following meanings, which meanings shall be equally applicable to both the singular and plural form of such terms.

                  "AGENT" shall have the meaning assigned to that term in the Credit Agreement.

                  "BUSINESS DAY" shall have the meaning assigned to that term in the Credit Agreement.

                  "COLLATERAL" shall have the meaning set out in ARTICLE VIII of this Mortgage.

                  "CONTRACT RIGHTS" shall mean all contracts, operating agreements, mineral purchase agreements, rights of way, easements, surface leases, permits, licenses, pooling or unitization agreements, pooling designations and pooling orders and all other contracts or agreements pertaining to or affecting the Mortgaged Properties or which were executed in connection with the drilling for, producing, processing, treating, handling, storing, transporting or marketing oil, gas or other minerals from the Mortgaged Properties or from any properties unitized or pooled therewith, including - but not limited to - the contracts listed on SCHEDULE 1, EXHIBIT D attached hereto.

                  "CREDIT AGREEMENT" shall have the meaning assigned to that term in the introduction to this Mortgage.

                  "DEBTOR" shall have the meaning set out in ARTICLE VIII of this Mortgage.

                  "DOCUMENTS" shall have the meaning assigned to that term in the Credit Agreement.

                  "DTPA" shall mean the Texas Deceptive Trade Practices Consumer Protection Act, Subchapter E of Chapter 17 of the Texas Business and Commerce Code.

                  "EQUIPMENT" shall mean and include all of Mortgagor's now owned or hereafter acquired, "equipment" as such term is defined in Article 9 of the New York UCC, including without limitation, vehicles -- including, but not limited to, all trucks, automobiles, trailers, and other vehicles, whether or not covered by a certificate of title -- drilling rigs, workover rigs, fracture stimulation equipment, well site compressors, rolling stock, related equipment, and other assets accounted for as equipment by Mortgagor on its financial statements, all proceeds thereof (from insurance or otherwise), together with all documents of title, books, records, ledger cards, files, correspondence and computer files, tapes, disks and related data processing software that at any time evidence or contain information relating to the foregoing.

                  "EVENT OF DEFAULT" shall have the meaning assigned to that term in SECTION 6.1.

                  "HIGHEST LAWFUL RATE" shall mean the maximum non-usurious amount and the maximum non-usurious rate of interest that, under applicable law, is permitted to be contracted for, charged, reserved, or received on the Indebtedness.

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


                  "HYDROCARBONS" shall mean oil, natural gas, condensate and natural gas liquids, including any held as "inventory" (as such term is defined in Article 9 of the New York UCC).

                  "INDEBTEDNESS" shall mean the following indebtedness and liabilities of Mortgagor (and any extensions, renewals, refundings, increases, substitutions, replacements, consolidations, modifications or rearrangements of such indebtedness and liabilities, whether or not Mortgagor executes any extension agreement or renewal instrument):

                  (a) all principal, premiums, accrued interest and any other sums now or hereafter owing on the Notes;

                  (b) all amounts advanced or expended by Mortgagee under or in connection with the Credit Agreement or this Mortgage, all reasonable costs and out-of-pocket expenses (excluding expenses representing administrative overhead) at any time and from time to time incurred by the Trustee or Mortgagee in connection with the administration and/or enforcement of this Mortgage, the Notes or the Credit Agreement (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel employed by the Trustee or Mortgagee in connection therewith), and all sums due or to become due at any time and from time to time hereunder or under the Credit Agreement to the Trustee or Mortgagee, it being contemplated that Mortgagor may hereafter become indebted to Trustee or Mortgagee in such further sum or sums; and

                  (c) all other amounts payable by Mortgagor under the Credit Agreement.

                  "INVENTORY" shall mean all of Mortgagor's now owned or hereafter acquired, "inventory" as such term is defined in Article 9 of the New York UCC, including (without limitation), casing, drill pipe and other supplies accounted for as inventory by the Mortgagor on its consolidated financial statements (excluding Hydrocarbons), all proceeds thereof (from insurance or otherwise), together with all documents of title, books, records, ledger cards, files, correspondence and computer files, tapes, disks and related data processing software that at any time evidence or contain information relating to the foregoing.

                  "LANDS" shall mean that real property in AUSTIN, BRAZORIA, CALHOUN, CHAMBERS, COLORADO, GALVESTON, HARRIS, HIDALGO, JIM HOGG, KENT, LIVE OAK, POLK, SAN JACINTO, STARR, TRINITY, TYLER, VAL VERDE, WALKER, WEBB, WHARTON AND ZAPATA Counties described, referred to or covered by the Leases described in
SCHEDULE 1, EXHIBITS A and C hereto, and the Pipelines and the real property included and described in SCHEDULE 1, EXHIBIT B hereto, or the description of which is incorporated in any such exhibit by reference to any other instrument or document, together with any and all other land in any state or the Outer-Continental Shelf in which Mortgagor has any interest, legal or beneficial, recorded or unrecorded, now owned or hereafter acquired in overriding royalty interests, mineral interests, leasehold interests, mineral rights, royalty interests, net profits interests, oil payments, production payments, carried interests, or otherwise.

                  "LEASES" shall mean those Oil and Gas Leases covering Lands in AUSTIN, BRAZORIA, CALHOUN, CHAMBERS, COLORADO, GALVESTON, HARRIS, HIDALGO, JIM HOGG, KENT, LIVE OAK, POLK, SAN JACINTO, STARR, TRINITY, TYLER, VAL VERDE, WALKER, WEBB, WHARTON AND ZAPATA Counties described in SCHEDULE 1, EXHIBIT A hereto, or the description of which is incorporated in SCHEDULE 1, EXHIBIT A by reference to any other instrument or document, together with any and all other Oil and Gas Leases or leasehold estates covering Lands in any state or the Outer-Continental Shelf, including any lands pooled or unitized therewith, in which, or in any portion of which, Mortgagor has an interest, now owned or hereafter acquired, as well as any extensions, renewals or replacements of or for any of the foregoing.

                  "LENDERS" shall mean those Lenders from time to time parties to the Credit Agreement, and holders of the Notes, from time to time.

                  "MORTGAGE" shall mean this Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement, as same may from time to time be amended or modified and in effect.

                  "MORTGAGED PROPERTY" shall have the meaning set out in ARTICLE II to this Mortgage.

                  "MORTGAGEE" shall have the meaning assigned to that term in the introduction to this Mortgage.

                  "MORTGAGOR" shall have the meaning assigned to that term in the introduction to this Mortgage.

                  "NEW YORK UCC" shall mean the Uniform Commercial Code as in effect in the State of New York.

                  "NOTES" shall have the meaning assigned to that term in the introduction to this Mortgage.

                  "OIL AND GAS LEASES" shall include oil, gas and mineral leases and shall also include subleases and assignments of operating rights.

                  "OPERATING EQUIPMENT" shall mean Mortgagor's interest in all personal property, surface or subsurface machinery, equipment, facilities, supplies or other property of whatsoever kind or nature, now or hereafter located on or under any of the Lands or Leases or on a unit, including all or part of the Lands or Leases or now or hereafter used, held for use or useful in connection with the exploration, development, operation, production, treatment, storage, processing or transportation of Hydrocarbons, helium and/or other minerals produced or to be produced from or attributable to the Lands or Leases, including, but not by way of limitation, all oil wells, gas wells, water wells, injection wells, casing, tubing, rods, pumps, pumping units and engines, christmas trees, derricks, separators, gun barrels, flow lines, tanks, tank batteries, gas systems (for gathering, treating, compression, disposal or injection), chemicals, solutions, water systems (for treating, disposal and injection), pipe, pipelines, boilers, meters, apparatus, compressors, liquid extractors, connectors, valves, fittings, power plants, poles, lines, cables, wires, transformers, starters and controllers, machine shops, tools, machinery and parts, storage yards and equipment stored therein, buildings and camps, telegraph, telephone and other communication systems, roads, loading docks, loading racks and shipping facilities, computer equipment and software, fixtures and other appurtenances, appliances and property of every kind and character, movable or immovable, together with all improvements, betterments and additions, accessories and attachments thereto and replacements thereof.

                  "PERMITTED PRIOR LIENS" shall have the meaning assigned to that term in the Credit Agreement.

                  "PIPELINES" shall mean the Pipeline Assets and all pipelines owned and/or operated by Mortgagor for the gathering, transmission or distribution of Hydrocarbons including, without limitation,


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


those pipelines described in SCHEDULE 1, EXHIBIT B attached hereto, and any interests in real property relating thereto.

                  "PIPELINE ASSETS" shall mean all parts or aspects of the gas pipeline system of Mortgagor now or hereafter situated on any of the Lands, and the Rights-of-Way and Franchises, including, without limitation, the pipeline system described in SCHEDULE 1, EXHIBIT B, and all fixtures, improvements, equipment, surface or subsurface machinery, facilities, supplies, replacement parts, vehicles of every description, all process control computer systems and equipment or other property of whatsoever kind or nature, including, without limitation, all buildings, structures, machinery, gas processing plants, Pipelines, stations, substations, compression or dehydration equipment, pumps, pumping stations, meter houses, metering stations, regulator houses, ponds, tanks, scrapers and scraper traps, fittings, valves, connections, cathodic or electrical protection by-passes, regulators, drips, meters, pumps, pumping units, pumping stations, storage or tankage facilities, engines, pipes, gates, telephone and telegraph lines, electric power lines, poles, wires, casings, radio towers, fixtures, mechanical equipment, electrical equipment, computer equipment and software, machine shops and other equipment, used or useful in connection therewith; together with all of Mortgagor's liquid hydrocarbons, carbon dioxide, natural gas liquids, refined petroleum products and other inventory fuels, carbon, chemicals, electric energy and other consumable materials or products manufactured, processed, generated, produced, transmitted, stored (whether above or below ground) or purchased by Mortgagor for sale, exchange, distribution, consumption or transmission by Mortgagor, including, without limitation, all system gas, drip gas and line fill.

                  "PRODUCTION SALE CONTRACTS" shall mean, all contracts now or hereafter in effect, including, without limitation, any gas sales contracts, entered into by Mortgagor, or Mortgagor's predecessors in interest, for the production, sale, purchase, exchange or processing of Subject Minerals, including - but not limited to -- any of the foregoing contracts listed on
SCHEDULE 1, EXHIBIT D, and the Contract Rights related thereto.

                  "RECEIVABLES" shall mean any and all of Mortgagor's now owned or hereafter acquired "accounts" as such term is defined in Article 9 of the New York UCC, together with the proceeds and products thereof, and all books, records, ledger cards, files, correspondence and computer files, tapes, disks or software that at any time evidence or contain information relating to the foregoing.

                  "RIGHTS-OF-WAY AND FRANCHISES" shall mean all leases, leaseholds, easements, rights-of-way, licenses, franchises, privileges, permits, ordinances, grants, rights, consents, servitudes, surfaces leases or rights, amendatory grants and interests in land for the installation, maintenance and operation of the Subject Interests or the Pipelines, or any portion thereof, now owned or held by Mortgagor, including, without limitation, those leases, leaseholds, easements, rights-of-way, licenses, franchises, privileges, permits, ordinances, grants, rights, consents, servitudes, surface leases or rights, amendatory grants and interests in land applicable to the Subject Interests or the Pipelines owned or held by Mortgagor and those leases, leaseholds, easements, rights-of-way, licenses, franchises, privileges, permits, ordinances, grants, rights, consents, servitudes, surfaces leases or rights, amendatory grants and interests in land owned or held by Mortgagor, including without limitation any described in SCHEDULE 1, EXHIBIT B attached hereto or arising by virtue of the documents described in SCHEDULE 1, EXHIBIT B attached hereto, which descriptions of real property set forth in SCHEDULE 1, EXHIBIT B or incorporated by reference to the documents described on SCHEDULE 1, EXHIBIT B are hereby made a part so that all of the property rights, other rights and other assets described therein shall be subject to this Mortgage to the same extent as if they were described herein.

                  "SECURED PARTY" shall have the meaning set out in ARTICLE VIII of this Mortgage.

                  "SUBJECT INTERESTS" shall mean each kind and character of right, title, interest or estate, whether now owned or hereafter acquired, which Mortgagor has in, under or to the Leases and all right, title, interest or estate, whether now owned or hereafter acquired, which Mortgagor has in and to the Lands, together with each kind and character of right, title, interest or estate now or hereafter vested in Mortgagor in and to any and all overriding royalty interests, mineral interests, leasehold interests, mineral rights, royalty interests, net profits interests, oil payments, production payments, carried interests and all other properties or interests of every kind or character which relate to any of the Lands or Leases, whether such right, title, interest or estate be under and by virtue of a Lease, a unitization or pooling agreement, a unitization or pooling order, a mineral deed, a royalty deed, an operating agreement, a revenue sharing agreement, a division order, a transfer order, a farmout agreement, a fee simple conveyance or any other type of contract, conveyance or instrument or under any other type of claim or title, legal or equitable, recorded or unrecorded, all as the same shall be enlarged by the discharge of any payments out of production or by the removal of any charges or encumbrances to which any of same are subject.

                  "SUBJECT MINERALS" shall mean all Hydrocarbons, helium and/or other minerals in, under, upon, produced or to be produced or which may be produced, saved and sold from and which shall accrue and be attributable to the Subject Interests, including, without limitation, all oil in tanks and all rents, royalties, issues, profits, proceeds, products, revenues, and other income arising from or attributable to the Subject Interests and Mortgagor's interest therein.

                  "TRUSTEE" shall have the meaning assigned to that term in the introduction to this Mortgage.

                  "UNIFORM COMMERCIAL CODE" shall mean the Uniform Commercial Code as in effect in the State of Texas.

                                   ARTICLE II
                             MORTGAGE, DEED OF TRUST

         2.1. GRANT OF DEED OF TRUST ON REAL PROPERTY AND SECURITY INTEREST IN PERSONAL PROPERTY. To secure the payment of the Indebtedness and to secure the performance of the covenants, agreements and obligations of Mortgagor contained herein, in the Credit Agreement and in all other security documents executed in accordance therewith, Mortgagor, for and in consideration of the premises and of the debts and trusts hereinafter mentioned, has granted, bargained, sold, warranted, mortgaged, assigned, transferred and conveyed a security interest, and by these presents does grant, bargain, sell, warrant, mortgage, assign, transfer and convey and grant a security interest, unto the Trustee, for the use and benefit of Mortgagee with power of sale, all of Mortgagor's rights, titles, interests and estates, if any, in, to, under, derived from or with respect to all of the assets of Mortgagor, including without limitation the following described real and personal property, whether now owned or hereafter acquired:

                  (a) the Subject Interests, the Subject Minerals and the Hydrocarbons;

                  (b) the Contract Rights and the Production Sale Contracts;

                  (c) the Equipment, Inventory and Receivables;


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


                  (d) the Operating Equipment;

                  (e) the Leases and the Lands;

                  (f) the Pipelines;

                  (g) the Pipeline Assets;

                  (h) the Rights-of-Way and Franchises;

                  (i) all unitization, communitization, operating agreements, pooling agreements and declarations of pooled units and the properties covered and the units created thereby (including all units formed under orders, regulations, rules or other official acts of any federal, state or other governmental agency providing for pooling or unitization, spacing orders or other well permits and other instruments) which relate to or affect all or any portion of the Subject Interests;

                  (j) all contract rights, operating rights, general intangibles, chattel paper, documents and instruments arising under any of the foregoing, including without limitation, the Production Sale Contracts and all transmission contracts or other contracts now or hereafter in effect with respect to the Pipelines or the Pipeline Assets;

                  (k) all subleases, farmout agreements, assignments of interests, assignments of operating rights, contracts, operating agreements, bidding agreements, advance payment agreements, rights-of-way, surface leases, franchises, servitudes, privileges, permits, licenses, easements, tenements, hereditaments, improvements, appurtenances and benefits now existing or in the future obtained and incident and appurtenant to any of the foregoing;

                  (l) all lease records, well records, production records and accounting and other records and files which relate to any of the foregoing, and all maps, data bases, manuals, information and data which relate to any of the foregoing, including without limitation engineering, geological and geophysical data;

                  (m) all income, revenues, rents, profits and proceeds arising out of the gathering, transportation, processing or sale of Hydrocarbons through the Pipelines and other accounts, contract rights, operating rights, general intangibles, chattel paper, documents, investment property and instruments arising under any of the foregoing;

                  (n) any liens and security interests in the Subject Interests in favor of Mortgagor securing payment of proceeds from the sale of the Subject Minerals including, but not limited to, those liens and security interests provided for in Tex. Bus. & Com. Code Ann. Section 9.319 (Tex. UCC), as amended;

                  (o) all other rights, titles and interests of Mortgagor in, to and under or derived from the Lands, the Leases, the Rights-of-Way and Franchises, the Production Sale Contracts and/or other properties described in
SCHEDULE 1, EXHIBITS A, B or C hereto;

                  (p) any property that may from time to time hereafter, by delivery or by writing of any kind executed by or on behalf of Mortgagor, be subjected to the lien and security interest hereof by

Mortgagor or by anyone authorized on Mortgagor's behalf, and Mortgagee and Trustee are hereby authorized to receive the same as additional security;

                  (q) all other property of every nature and kind and wheresoever situated, now owned or hereafter acquired by Mortgagor or to which Mortgagor is now or may hereafter be entitled at law or in equity;

                  (r) any and all proceeds, returns, rents, royalties, issues, profits, products, revenues and other income arising from or by virtue of the sale, lease or other disposition of, or from any condemnation, eminent domain or insurance payable with respect to damage, loss or destruction of, the items described in subparagraphs (a) through (q) above;

together with any and all proceeds, products, increases, profits, substitutions, replacements, renewals, additions, amendments and accessions of, to and for all of the foregoing property. All the aforesaid properties, rights and interests which are hereby subjected to the lien and/or security interest of this instrument, together with any additions thereto which may be subjected to the lien and/or security interest of this instrument by means of supplements hereto or otherwise, shall hereinafter be referred to as the "MORTGAGED PROPERTY."

TO HAVE AND TO HOLD the Mortgaged Property unto the Trustee and to his successors and assigns forever.

         2.2 LIMITED LICENSE. Without limiting the security interest granted hereby, Mortgagor hereby grants to Mortgagee a limited license in Mortgagor's trade names, trademarks and service marks, together with Mortgagor's goodwill associated with such trade names, trademarks and service marks, for purposes of allowing Mortgagee to use the same in connection with any foreclosure sale or any other disposition pursuant to the Uniform Commercial Code or this Mortgage.

                                   ARTICLE III
                   WARRANTIES AND REPRESENTATIONS OF MORTGAGOR

         Mortgagor represents and warrants that each of the representations and warranties set forth in SCHEDULE 2 attached hereto is true and correct. Additionally, each representation and warranty in the Credit Agreement is true and correct (each of which representation and warranty is incorporated herein by reference together with related definitions and ancillary provisions) as if set forth herein verbatim.

                                   ARTICLE IV
                      COVENANTS AND AGREEMENTS OF MORTGAGOR

         Mortgagor will, for Mortgagee's benefit, timely and properly observe, perform, and otherwise comply with each covenant and agreement in the Credit Agreement (each of which is incorporated herein by reference together with related definitions and ancillary provisions) as if set forth herein verbatim.

                                    ARTICLE V
                            ASSIGNMENT OF PRODUCTION

         5.1. ASSIGNMENT. As further security for the payment of the Indebtedness, subject however to the rights of the holder of any Permitted Prior Liens, Mortgagor has transferred, assigned, warranted and conveyed and does hereby transfer, warrant and convey to Mortgagee, effective as of the date hereof at 9:00 a.m., local time, all of Mortgagor's rights, titles, interests and estates in and to the following property: all Hydrocarbons, helium and/or other minerals which are thereafter produced and which accrue to the Subject Interests, all products obtained or processed therefrom and all revenues and proceeds now or hereafter attributable to said Hydrocarbons, helium and/or other minerals and said products as well as any liens and security interests securing any sales of said Hydrocarbons, helium and/or other minerals, including, but not limited to, those liens and security interests provided for in Tex. Bus. & Com. Code Ann. ss. 9.319 (Tex. UCC) (Vernon 1968), as amended. All parties producing, purchasing or receiving any such Hydrocarbons, helium and/or other minerals or products, or having such Hydrocarbons, helium and/or other minerals, products, or proceeds therefrom, in their possession for which they or others are accountable to Mortgagee by virtue of the provisions of this Article, are authorized and directed to treat and regard Mortgagee as the assignee and transferee of Mortgagor and entitled in Mortgagor's place and stead to receive such Hydrocarbons, helium and/or other minerals and all proceeds therefrom, subject to the rights of the holder of any Permitted Prior Liens, and said parties and each of them shall be fully protected in so treating and regarding Mortgagee and shall be under no obligation to see to the application by Mortgagee of any such proceeds or payments received by it; provided, however; that, until Mortgagee or Mortgagor shall have instructed such parties to deliver such Hydrocarbons, helium and/or other minerals and all products, revenues and/or proceeds therefrom directly to Mortgagee (which such instructions may be given only after the occurrence and during the continuance of an Event of Default, as herein defined, but the giving of such instructions shall as to all such parties be conclusive as to the occurrence of an Event of Default), such parties shall be entitled to deliver such Hydrocarbons, helium and/or other minerals and all products, revenues and/or proceeds therefrom to Mortgagor. Mortgagor agrees, subject to the rights of the holder of any Permitted Prior Liens, to perform all such acts, and to execute all such further assignments, transfers and division orders and other instruments as may be required or desired by Mortgagee or any party in order to have said revenues and proceeds so paid to Mortgagee and/or to have such Hydrocarbons, helium and/or other minerals delivered to Mortgagee. Mortgagee is fully authorized to receive and issue a receipt for said revenue and proceeds, to endorse and cash any and all checks and drafts payable to the order of Mortgagor or Mortgagee for the account of Mortgagor received from or in connection with said revenues or proceeds and apply the proceeds thereof in accordance with SECTION 5.2 hereof, and to execute transfer and division orders in the name of Mortgagor, or otherwise, with warranties binding Mortgagor. In the event that Mortgagee elects to take delivery of any such Hydrocarbons, helium or other minerals in kind, Mortgagee shall have the right to sell such Hydrocarbons, helium or minerals upon such terms as Mortgagee may desire, and to apply the proceeds of such sale as provided in SECTION 5.2 below.

         5.2. APPLICATION OF PROCEEDS. Any and all payments and sale proceeds received by Mortgagee pursuant to SECTION 5.1 hereof shall be placed in a cash collateral account with Mortgagee and on the first day of each month applied as follows:

         First: to the payment and satisfaction of all costs and expenses incurred in connection with the collection of such proceeds (and in the event Mortgagee shall have taken delivery in kind, to the costs and expenses of the sale of such Hydrocarbons, helium or other minerals); and

         Second:  then in accordance with the provisions of SECTION 7.9 below.

         5.3. NO LIABILITY OF MORTGAGEE IN COLLECTING. Mortgagee is hereby absolved from all liability for failure to enforce collection of any proceeds so assigned and from all other responsibility in connection therewith, except the responsibility to account to Mortgagor for funds actually received. Mortgagee shall have the right, at its election, to prosecute and defend any and all actions or legal proceedings deemed advisable by Mortgagee in order to collect such funds and to protect the interests of Mortgagee and/or Mortgagor, with all reasonable costs, expenses and attorneys' fees incurred in connection therewith being paid by Mortgagor.

         5.4. ASSIGNMENT NOT A RESTRICTION ON MORTGAGEE'S RIGHTS. Nothing herein contained shall detract from or limit the absolute obligation of Mortgagor to make payment in full of the Indebtedness, regardless of whether the proceeds assigned by this Article are sufficient to pay the same, and the rights under this ARTICLE V shall be in addition to all other security now or hereafter existing to secure the payment of the Indebtedness.

         5.5. STATUS OF ASSIGNMENT. Notwithstanding the other provisions of this
ARTICLE V, the Trustee or any receiver appointed in judicial proceedings for the enforcement of this instrument shall have the right to receive all of the Hydrocarbons, helium, and/or other minerals herein assigned and, subject to the rights of the holder of any Permitted Prior Liens, the proceeds therefrom after the Notes have been declared due and payable in accordance with the provisions of SECTION 6.2 hereof and to apply all of said proceeds as set forth in SECTION
5.2 hereof. Upon any sale of the Subject Interests or any part thereof pursuant to ARTICLE VII hereof, the Hydrocarbons, helium, and/or other minerals thereafter produced from the Subject Interests so sold, and the proceeds therefrom, shall be included in such sale and shall pass to the purchaser free and clear of the assignment contained in this ARTICLE V.

         5.6. INDEMNITY. MORTGAGOR AGREES TO INDEMNIFY, DEFEND AND HOLD THE TRUSTEE, MORTGAGEE AND LENDERS HARMLESS AGAINST ALL CLAIMS, ACTIONS, LIABILITIES, JUDGMENTS, COSTS, ATTORNEYS' FEES OR OTHER CHARGES OF WHATSOEVER KIND OR NATURE (INCLUDING WITHOUT LIMITATION AMOUNTS PAID IN SETTLEMENT, COURT COSTS AND THE FEES AND DISBURSEMENTS OF COUNSEL INCURRED IN CONNECTION WITH ANY INVESTIGATION, LITIGATION OR OTHER PROCEEDING) (ALL HEREINAFTER IN THIS SECTION
5.6 CALLED "CLAIMS"), OTHER THAN CLAIMS ARISING FROM MORTGAGEE'S OWN GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR BAD FAITH, MADE AGAINST OR INCURRED BY THEM OR ANY OF THEM AS A CONSEQUENCE, EITHER BEFORE OR AFTER THE PAYMENT IN FULL OF THE INDEBTEDNESS, OF (I) THE BREACH BY MORTGAGOR OF ANY COVENANT, REPRESENTATION OR WARRANTY CONTAINED IN THIS MORTGAGE OR TO WHICH IT REFERS, (II) ANY VIOLATION OF LAW BY MORTGAGOR, OR (III) THE ASSERTION THAT MORTGAGOR AND/OR TRUSTEE RECEIVED HYDROCARBONS, HELIUM AND/OR OTHER MINERALS HEREIN ASSIGNED OR THE PROCEEDS THEREOF CLAIMED BY THIRD PERSONS. THE TRUSTEE AND MORTGAGEE SHALL HAVE THE RIGHT TO DEFEND AGAINST ANY SUCH CLAIMS, EMPLOYING ATTORNEYS THEREFOR, AND UNLESS FURNISHED WITH REASONABLE INDEMNITY, THEY OR EITHER OF THEM SHALL HAVE THE RIGHT TO PAY OR COMPROMISE AND ADJUST ALL SUCH CLAIMS. MORTGAGOR WILL INDEMNIFY AND PAY TO THE TRUSTEE, MORTGAGEE OR LENDERS ANY AND ALL SUCH AMOUNTS AS MAY BE PAID IN RESPECT OF SUCH CLAIMS OR AS MAY BE

SUCCESSFULLY ADJUDGED AGAINST MORTGAGEE, THE TRUSTEE AND LENDERS OR ANY OF THEM. THE OBLIGATIONS OF MORTGAGOR AS HEREINABOVE SET FORTH IN THIS SECTION 5.6 SHALL SURVIVE THE RELEASE OF THIS INSTRUMENT.


                                   ARTICLE VI
                                EVENTS OF DEFAULT

         6.1. EVENTS OF DEFAULT. It shall constitute an "EVENT OF DEFAULT" hereunder if an "Event of Default" occurs under the terms and provisions of the Credit Agreement.

         6.2. EFFECT OF EVENT OF DEFAULT. If an Event of Default shall occur and be continuing:

                  (a) Mortgagee may, subject to and in accordance with the terms of the Credit Agreement, by notice in writing to Mortgagor declare the principal of and accrued interest on the Notes and all other outstanding Indebtedness secured hereby to be immediately due and payable whereupon the Notes and all other outstanding Indebtedness shall become and be immediately due and payable, in each instance without (except for any grace and notice expressly provided for in the Credit Agreement) grace, demand, presentment for payment, protest or notice of any kind to Mortgagor or any other person (including, but not limited to, notice of intent to accelerate and notice of acceleration), all of which are hereby expressly waived; and

                  (b) Mortgagee may proceed to enforce its rights hereunder.

                                   ARTICLE VII
                             ENFORCEMENT OF REMEDIES

         7.1. POWER OF SALE OF REAL PROPERTY CONSTITUTING A PART OF THE MORTGAGED PROPERTY. Upon the occurrence and during the continuance of an Event of Default, the Trustee is hereby authorized and empowered to sell or offer for sale any part of the Mortgaged Property, with or without having first taken possession of same, to the highest bidder for cash at public auction. Such sale shall be made at the courthouse of the county in which the Mortgaged Property or any part thereof is situated, as herein described, between the hours of 10:00 a.m. and 4:00 p.m. on the first Tuesday of any month, beginning within three (3) hours of the time provided in the notices described herein, after posting a written or printed notice or notices of the place, the earliest time at which the sale will begin and the terms of the sale, and the portion of the Mortgaged Property to be sold, by posting (or having some person or persons acting for the Trustee post) for at least twenty-one (21) days preceding the date of the sale, written or printed notice of the proposed sale at the courthouse door of said county in which the sale is to be made, and if such portion of the Mortgaged Property lies in more than one county, one such notice of sale shall be posted at the courthouse door of each county in which such part of the Mortgaged Property is situated and such part of the Mortgaged Property may be sold at the courthouse door of any one of such counties, and the notice so posted shall designate in which county such property shall be sold. In addition to such posting of notice, Mortgagee, the Trustee or other holder of the Indebtedness hereby secured (or some person or persons acting for the Trustee, Mortgagee or other such holder) shall, at least twenty-one (21) days preceding the date of sale, file a copy of such notice(s) in the office of the county clerk in each of such counties and serve or cause to be served written notice of the proposed sale by certified mail on Mortgagor and on each other debtor, if any, obligated to pay the Indebtedness hereby secured according to the records of Mortgagee. Service of such notice shall be completed upon deposit of the notice, enclosed in a postpaid wrapper properly addressed to Mortgagor and such other debtors at their most recent address or addresses as shown by the records of Mortgagee in a post office or official depository under the care and custody of the United States Postal Service. The affidavit of any person having knowledge of the facts to the effect that such a service was completed shall be prima facie evidence of the fact of service. Mortgagor agrees that no notice of any sale, other than as set out in this paragraph, need be given by the Trustee, Mortgagee or any other person. Mortgagor hereby designates as its address for the purpose of such notice, the address set out on the signature page hereof and agrees that such address shall be changed only by depositing notice of such change enclosed in a postpaid wrapper in post office or official depository under the care and custody of the United States Postal Service, certified mail, postage prepaid, return receipt requested, addressed to Mortgagee or other holder of the Indebtedness secured hereby at the address for Mortgagee set out herein (or to such other address as Mortgagee or other holder of the Indebtedness secured hereby may have designated by notice given as above provided to Mortgagor and such other debtors). Any such notice of change of address of Mortgagor or other debtors or of Mortgagee or other holders of the Indebtedness secured hereby shall be effective three (3) business days after such deposit if such post office official depository is located in the State of Texas, otherwise to be effective upon receipt. Mortgagor authorizes and empowers the Trustee to sell the Mortgaged Property in lots or parcels or in its entirety as the Trustee shall deem expedient and to execute and deliver to the purchaser or purchasers thereof good and sufficient deeds of conveyance thereto by fee simple title, with evidence of warranty by Mortgagor, subject only to Permitted Prior Liens, and Mortgagor binds itself to warrant and forever defend the title of such purchaser or purchasers when so made by the Trustee. Where portions of the Mortgaged Property lie in different counties, sales in such counties may be conducted in any order that the Trustee may deem expedient and one or more such sales may be conducted in the same month or in successive or different months as the Trustee may deem expedient.

As to Mortgaged Property located in the State of Texas or the Outer-Continental Shelf adjacent to the State of Texas, such sales of all or any part of such Mortgaged Property shall be conducted at the courthouse of any county (whether or not the counties in which the Mortgaged Property is located are contiguous) in the State of Texas in which any part of the Mortgaged Property is situated (or if all of the Mortgaged Property are in the Outer-Continental Shelf, then any county adjacent to any of the Mortgaged Property). This instrument, insofar as it covers Mortgaged Property located in the State of Texas or the Outer-Continental Shelf adjacent to the State of Texas, is a single instrument, but has been executed in multiple counterparts. Attached to each such counterpart are descriptions of Mortgaged Property located only in the particular county in which such counterpart is to be recorded, except that a full and complete copy of this instrument with the entire exhibits attached is to be of record in Galveston County, Texas.

         7.2. RIGHTS OF THE TRUSTEE WITH RESPECT TO PERSONAL PROPERTY CONSTITUTING A PART OF THE MORTGAGED PROPERTY. Upon the occurrence and during the continuance of an Event of Default, the Trustee will have all rights and remedies granted by law, and particularly by the Uniform Commercial Code, including but not limited to, (i) the right to proceed as to both the real and the personal property covered hereby in accordance with the Trustee's rights and remedies in respect of the real property covered hereby and (ii) the right to take possession of all personal property constituting a part of the Mortgaged Property, and for this purpose the Trustee may enter upon any premises on which any or all of such personal property is situated and take possession of and operate such personal property (or any portion thereof) or remove it therefrom. The Trustee may require Mortgagor to assemble such personal property and make it available to the Trustee at a place to be designated by the Trustee which is reasonably convenient to all parties. If the Trustee elects to foreclose under the Uniform Commercial Code and unless such personal property is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Trustee will give Mortgagor reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition of such personal property is to be made. This requirement of sending reasonable notice will be met if the notice is mailed by first class mail, postage prepaid, to Mortgagor at the address shown below the signatures at the end of this instrument at least five (5) Business Days before the time of the sale or disposition.


         7.3. RIGHTS OF THE TRUSTEE WITH RESPECT TO FIXTURES CONSTITUTING A PART OF THE MORTGAGED PROPERTY. Upon the occurrence and during the continuance of an Event of Default, the Trustee may elect to treat the fixtures constituting a part of the Mortgaged Property as either real property collateral or personal property collateral and proceed to exercise such rights as apply to such type of collateral.

         7.4. JUDICIAL PROCEEDINGS. Upon the occurrence and during the continuance of an Event of Default, the Trustee, in lieu of or in addition to exercising any power of sale hereinabove given, may proceed by a suit or suits in equity or at law, whether for a foreclosure hereunder, or for the sale of the Mortgaged Property, or for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for the appointment of a receiver pending any foreclosure hereunder or the sale of the Mortgaged Property, or for the enforcement of any other appropriate legal or equitable remedy.

         7.5. POSSESSION OF THE MORTGAGED PROPERTY. It shall not be necessary for the Trustee to have physically present or constructively in his possession at any sale held by the Trustee or by any court, receiver or public officer any or all of the Mortgaged Property, and Mortgagor shall deliver to the purchaser at such sale on the date of sale the Mortgaged Property purchased by such purchasers at such sale, and, if it should be impossible or impracticable for any of such purchasers to take actual delivery of the Mortgaged Property, then the title and right of possession to the Mortgaged Property shall pass to the purchaser at such sale as completely as if the same had been actually present and delivered.

         7.6. CERTAIN ASPECTS OF A SALE. Mortgagee shall have the right to become the purchaser at any sale held by the Trustee or by any court, receiver or public officer, and Mortgagee shall have the right to credit upon the amount of the bid made therefor the amount payable out of the net proceeds of such sale to it. Recitals contained in any conveyance made to any purchaser at any sale made hereunder shall conclusively establish the truth and accuracy of the matters therein stated, including, without limiting the generality of the foregoing, nonpayment of the unpaid principal sum of, and the interest accrued on, the Notes after the same have become due and payable, advertisement and conduct of such sale in the manner provided herein or appointment of any successor Trustee hereunder.

         7.7. RECEIPT OF PURCHASER. Upon any sale, whether made under the Uniform Commercial Code, the power of sale herein granted and conferred or by virtue of judicial proceedings, the receipt of the Trustee, or of the officer making sale under judicial proceedings, shall be sufficient discharge to the purchaser or purchasers at any sale for his or their purchase money, and such purchaser or purchasers, his or their assigns or personal representatives shall not, after paying such purchase money and receiving such receipt of the Trustee or of such officer therefor, be obliged to see to the application of such purchase money or be in anywise answerable for any loss, misapplication or non-application thereof.

         7.8. EFFECT OF SALE. Any sale or sales of the Mortgaged Property or any part thereof, whether under the Uniform Commercial Code, the power of sale herein granted and conferred or by virtue of judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever either at law or in equity, of Mortgagor of, in and to the Mortgaged Property sold, and shall be a perpetual bar, both at law and in equity, against Mortgagor, and Mortgagor's successors or assigns, and against any and all persons claiming or who shall thereafter claim all or any of the property sold from, through or under Mortgagor, or Mortgagor's successors or assigns. Nevertheless, Mortgagor, if requested by the Trustee or Mortgagee so to do, shall join in the execution and delivery of all proper conveyances, assignments and transfers of the properties so sold.

         7.9. APPLICATION OF PROCEEDS. The proceeds of any sale of the Mortgaged Property, or any part thereof, whether under the Uniform Commercial Code, the power of sale herein granted and conferred or by virtue of judicial proceedings, whose application has not elsewhere herein been specifically provided for, shall be applied as follows:

         First: to the payment of all expenses incurred by the Trustee or Mortgagee incident to the enforcement of this Mortgage, the Notes or any of the Indebtedness including, without limiting the generality of the foregoing, all expenses of any entry or taking of possession, of any sale, of advertisement thereof, and of conveyances, and as well, court costs, compensation of agents and employees and legal fees and expenses and a reasonable fee to the Trustee;

         Second: to the payment of all other costs, charges, expenses, liabilities and advances incurred or made by the Trustee or Mortgagee under this Mortgage or in executing any trust or power hereunder;

         Third: to the payment of the Notes and any other Indebtedness (other than Indebtedness described in "First" and "Second" above), with interest to the date of such payment, in such order and manner as set forth in the Credit Agreement; and

         Fourth: any surplus thereafter remaining shall be paid to Mortgagor or Mortgagor's successors or assigns, as their interests shall appear.

         7.10. MORTGAGOR'S WAIVER OF RIGHTS OF MARSHALING, ETC. Mortgagor agrees, to the full extent that Mortgagor may lawfully so agree, that Mortgagor will not at any time insist upon or plead or in any manner whatever claim the benefit of any stay, extension or redemption law now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Mortgage or the absolute sale of the Mortgaged Property or the possession thereof by any purchaser at any sale made pursuant to any provision hereof, or pursuant to the decree of any court of competent jurisdiction; but Mortgagor, for Mortgagor and all who may claim by, through or under Mortgagor, to the maximum extent that Mortgagor or those claiming by, through or under Mortgagor now or hereafter lawfully may, hereby waives the benefit of all such laws. Mortgagor, for Mortgagor and all who may claim through or under Mortgagor, waives, to the maximum extent that Mortgagor or those claiming by, through or under Mortgagor now or hereafter lawfully may do so, any and all right to have any of the Mortgaged Property marshaled upon any foreclosure of the lien hereof, or sold in inverse order of alienation, and agrees that the Trustee or any court having jurisdiction to foreclose such lien may sell the Mortgaged Property as an entirety. If any law in this SECTION 7.10 referred to and now in force, of which Mortgagor or Mortgagor's successor or successors might take advantage despite the provisions hereof, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to constitute any part of the contract herein contained or to preclude the operation or application of the provisions of this
SECTION 7.10.

         7.11. COSTS AND EXPENSES. All reasonable costs and out-of-pocket expenses (excluding expenses representing Mortgagee's administrative overhead and including, without limitation, reasonable attorneys' fees) incurred by the Trustee or Mortgagee in protecting and enforcing their rights hereunder shall constitute a demand obligation owing by Mortgagor to the party incurring such costs and expenses and shall draw interest at an annual rate equal to the highest rate of interest accruing among the Notes until paid, all of which shall constitute a portion of the Indebtedness, provided, however, that in no event shall such interest rate ever exceed the Highest Lawful Rate.

         7.12. OPERATION OF PROPERTY BY THE TRUSTEE. Upon the occurrence and during the continuance of an Event of Default and in addition to all other rights herein conferred on the Trustee or Mortgagee, the Trustee (or any person, firm or corporation designated by the Trustee) shall have the right and power, but shall not be obligated, to enter upon and take possession of any of the Mortgaged Property, and to exclude Mortgagor, and Mortgagor's agents or servants, wholly therefrom, and to hold, use, administer, manage and operate the same to the extent that Mortgagor shall be at the time entitled and in its place and stead. The Trustee or Mortgagee, or any person, firm or corporation designated by the Trustee or Mortgagee, may operate the same without any liability to Mortgagor in connection with such operations, except for its gross negligence or willful misconduct in the operation of such properties, and the Trustee or any person, firm or corporation designated by the Trustee, shall have the right and power, but shall not be obligated, to collect, receive and issue a receipt for all Hydrocarbons produced and sold from said properties, to make repairs, purchase machinery and equipment, conduit and power, to enter work over operations, drill additional wells and to exercise every power, right and privilege of Mortgagor with respect to the Mortgaged Property. When and if the expenses of such operation and development (including costs of unsuccessful work over operations or additional wells) have been paid and the Indebtedness paid, said properties shall, if there has been no sale or foreclosure, be returned to Mortgagor.

                                  ARTICLE VIII
                               SECURITY AGREEMENT

         8.1. Without limiting any of the provisions of this instrument, to secure the Indebtedness, Mortgagor, as Debtor (referred to in this ARTICLE VIII as "DEBTOR"), hereby expressly GRANTS, ASSIGNS, TRANSFERS and SETS OVER unto Mortgagee, as Secured Party (referred to in this ARTICLE VIII as "SECURED PARTY," whether one or more), a lien upon and a security interest in all the Mortgaged Property, together with any and all proceeds, products, increases, profits, substitutions, replacements, renewals, additions, amendments and accessions of, to and for the Mortgaged Property, insofar as such property consists of Equipment, Inventory, Receivables, contract rights, instruments, general intangibles, chattel paper, documents, investment property, Hydrocarbons, helium and/or other minerals, fixtures and any and all other personal property of any kind or character (including both those now and those hereafter existing and the following types of property as defined in S.B.1058, 76th Texas Legislature, Regular Session, 1999: commercial tort claims, letter of credit rights, payment intangibles and software) to the full extent that such property may be subject to the Uniform Commercial Code of the state or states where such property is located, (said Mortgaged Property, Equipment, Inventory, Receivables, contract rights, instruments, general intangibles, chattel paper, documents, investment property, Hydrocarbons, helium and/or other minerals, and all other personal property of any kind or character [including both those now and those hereafter existing and the following types of property as defined in S.B.1058, 76th Texas Legislature, Regular Session, 1999: commercial tort claims, letter of credit rights, payment intangibles and software] together with any and all proceeds, products, increases, profits, substitutions, replacements, renewals, additions, amendments and accessions of, to and for the foregoing property, being hereinafter collectively referred to as the "COLLATERAL" for the purposes of this ARTICLE VIII.) The lien and security interest created by this Mortgage attaches upon the delivery hereof. Debtor covenants and agrees with Secured Party that:

                  (a) In addition to and cumulative of any other remedies granted in this instrument to Secured Party or to the Trustee, Secured Party may, upon the occurrence and during the continuance of an Event of Default, proceed under said Uniform Commercial Code as to all or any part of the Collateral and shall have and may exercise with respect to the Collateral all the rights, remedies and powers of a secured party after default under said Uniform Commercial Code, including, without limitation, the right and power to sell, at public or private sale or sales, or otherwise dispose of, lease or utilize the Collateral and any part or parts thereof in any manner authorized or permitted under said Uniform Commercial Code after default by a debtor, and to apply the proceeds thereof toward payment of any costs and expenses and attorneys' fees and legal expenses thereby incurred by Secured Party, and toward payment of the Indebtedness in accordance with SECTION 7.9 hereof.

                  (b) Upon the occurrence and during the continuance of any Event of Default, Secured Party shall have the right (without limitation) to take possession of the Collateral and to enter upon any premises where same may be situated for such purpose without being deemed guilty of trespass and without liability for damages thereby occasioned (other than damages arising from the gross negligence, willful misconduct or bad faith of Secured Party) and to take any action deemed necessary or appropriate or desirable by Secured Party, at its option and in its discretion, to repair, refurbish or otherwise prepare the Collateral for sale, lease or other use or disposition as herein authorized. Debtor waives, to the maximum extent permitted by law, any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Secured Party's rights hereunder, including without limitation, its rights following an Event of Default to take immediate possession of the Collateral and to exercise its rights with respect thereto. To the extent that any of the Indebtedness is to be paid or performed by a person other than Debtor, Debtor waives and agrees not to assert any rights or privileges which it may have under
Section 9-112 of the Uniform Commercial Code.

                  (c) To the maximum extent permitted by law, Debtor expressly waives any notice of sale or other disposition of the Collateral and any other right or remedies of a debtor or formalities prescribed by law relative to sale or disposition of the Collateral or exercise of any other right or remedy of Secured Party existing after default hereunder; and to the extent any such notice is mailed, postage prepaid, to Debtor at the address shown with Debtor's signature hereinbelow at least five (5) Business Days before the time of the sale or disposition, such notice shall be deemed reasonable and shall fully satisfy any requirement for giving of said notice. Such notice, in case of a public sale or disposition, shall state the time and place fixed for such sale or disposition and, in case of a private sale or disposition, shall state the date after which such sale or disposition is to be made.

                  (d) Any public sale of the Collateral shall be held at such time or times within ordinary business hours at such places as Secured Party may fix in the notice of such sale. At any such sale, the Collateral may be sold in one lot as an entirety or in separate parcels, as Secured Party may determine.

                  (e) Secured Party shall not be obligated to make any sale pursuant to any such notice. Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same shall be so adjourned.

                  (f) In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by Secured Party until the selling price is paid by the purchaser thereof, but Secured Party shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice.

                  (g) Upon the occurrence and during the continuance of an Event of Default, Secured Party is expressly granted the right, at its option, to transfer at any time to itself or to its nominee the Collateral, or any part thereof and to hold the same as security for the Indebtedness, and to receive the monies, income, proceeds or benefits attributable or accruing thereto and to apply the same toward payment of the Indebtedness, whether or not then due, in accordance with SECTION 7.9 hereof. All rights to marshaling of assets of Debtor, including any such right with respect to the Collateral, are hereby waived to the maximum extent permitted by law.

                  (h) All recitals in any instrument of assignment or any other instrument executed by Secured Party incident to sale, transfer, assignment, lease or other disposition or utilization of the Collateral or any part thereof hereunder shall be full proof of the matter stated therein, no other proof shall be required to establish full legal propriety of the sale or other action or of any fact, condition or thing incident thereto, and all prerequisites of such sale or other action and of any fact, condition or thing incident thereto shall be presumed conclusively to have been performed or to have occurred.

                  (i) Upon the occurrence and during the continuance of an Event of Default, Secured Party may require Debtor to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party that is reasonably convenient to both parties. All expenses of retaking, holding, preparing for sale, lease or other use or disposition, selling, leasing or otherwise using or disposing of the Collateral and the like which are incurred or paid by Secured Party as authorized or permitted hereunder, including also all attorneys' fees, legal expenses and costs, shall be added to the Indebtedness.

                  (j) Should Secured Party elect to exercise its rights under said Uniform Commercial Code as to part of the personal property and fixtures described herein, this election shall not preclude Secured Party, Mortgagee or the Trustee from exercising the rights and remedies granted by the preceding paragraphs of this instrument as to the remaining personal property and fixtures.

                  (k) Secured Party may, at its election, at any time after delivery of this instrument, sign one or more photocopies hereof in order that such photocopies may be used as a financing statement under said Uniform Commercial Code. Such signature by Secured Party may be placed between the last sentence of this instrument and Debtor's acknowledgment or may follow Debtor's acknowledgment. Secured Party's signature need not be acknowledged and is not necessary to the effectiveness hereof as a deed of trust, mortgage, assignment, pledge or security agreement.

                  (l) Except as permitted by the Credit Agreement, so long as any amount remains unpaid on the Indebtedness, Debtor will not execute nor file in any public office any financing statement or statements affecting the Collateral other than financing statements in favor of Secured Party hereunder, unless the prior written specific consent and approval of Secured Party shall have first been obtained.

                  (m) Secured Party is authorized to file, in any jurisdiction where Secured Party deems it necessary, a financing statement or statements, and at the request of Secured Party, Debtor will join

Secured Party in executing one or more financing statements pursuant to said Uniform Commercial Code in form satisfactory to Secured Party, and will pay the cost of filing or recording this or any other instrument, as a financing statement, in all public offices at any time and from time to time whenever filing or recording of any financing statement or of this instrument is deemed by Secured Party to be necessary or desirable. The addresses of Debtor and Secured Party are those addresses set forth for Mortgagor and Mortgagee, respectively, on the cover page of this Mortgage.

                  (n) Without in any manner limiting the generality of any of the other provisions of this Mortgage: (i) some portions of the goods described or to which reference is made herein are or are to become fixtures on the Lands;
(ii) the security interests created hereby under applicable provisions of the Uniform Commercial Code of one or more of the jurisdictions in which the Mortgaged Property is situated will attach to Hydrocarbons or the accounts resulting from the sale thereof at the wellhead or minehead located on the Lands; and (iii) this instrument is to be filed of record in the real estate records as a financing statement.

                  (o) Debtor hereby irrevocably designates and appoints Secured Party as its attorney-in-fact, with full power of substitution, for the purposes of carrying out the provisions of this Mortgage and taking any action and executing any instrument that Secured Party may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is effective without further action of Mortgagor or Mortgagee upon the occurrence and during the continuance of an Event of Default (but the determination of an Event of Default by Secured Party shall as to all parties for the purposes hereof be conclusive as to the occurrence of an Event of Default) and is irrevocable and coupled with an interest.

                  (p) Without limiting the generality of the foregoing, Debtor hereby irrevocably authorizes and empowers Secured Party, upon the occurrence and during the continuance of an Event of Default, at the expense of Debtor, at any time and from time to time, but subject to the rights of the holders of any Permitted Prior Liens, (a) to ask, demand, receive, receipt, give acquittance for, settle and compromise any and all monies which may be or become due or payable or remain unpaid at any time or times to Debtor under or with respect to the Collateral; (b) to endorse any drafts, checks, orders or other instruments for the payment of money payable to Debtor on account of the Collateral (including any such draft, check, order or instrument issued by an insurance company payable jointly to Debtor and Secured Party); and (c) in the discretion of Secured Party, to settle, compromise, prosecute or defend any action, claim or proceeding, or take any other action, all either in its own name or in the name of Debtor or otherwise, which Secured Party may deem to be necessary or advisable for the purpose of exercising and enforcing its powers and rights under this Mortgage or in furtherance of the purposes hereof, including any action which by the terms of this Mortgage is to be taken by Debtor. Nothing in this Mortgage shall be construed as requiring or obligating Secured Party to make any demand or to make any inquiry as to the nature or sufficiency of any payment received by it or to present or file any claim or notice, or to take any action with respect to any of the Collateral or the amounts due or to become due under any thereof, or to collect or enforce the payment of any amounts assigned to it or to which it may otherwise be entitled hereunder at any time or times, other than to account for amounts or Collateral received.

                  (q) Secured Party shall incur no liability as a result of the sale of Collateral, or any part thereof, at any private sale. Debtor hereby waives, to the extent permitted by applicable law, any claims against Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Indebtedness, even if Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree.

                  (r) Without precluding any other methods of sale, Debtor acknowledges that the sale of the Collateral shall have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of banks disposing of similar property. Secured Party shall not be liable for any depreciation in the value of the Collateral.

                                   ARTICLE IX
                                OTHER AGREEMENTS

         9.1. CREDIT AGREEMENT PREVAILS. In the event of any conflict or inconsistency between the terms, covenants, conditions and provisions set forth in this Mortgage and the terms, covenants, conditions and provisions set forth in the Credit Agreement, the terms, covenants, conditions and provisions of the Credit Agreement shall prevail.

         9.2 PRODUCTION PAYMENT CONVEYANCE. This Mortgage has been executed and delivered after Mortgagor's execution and delivery of that certain Production Payment Conveyance (the "PRODUCTION PAYMENT CONVEYANCE"), made effective as of 9:00 a.m. Houston, Texas time, on March 1, 2000, from Mortgagor to Southern Producer Services, L.P. ("SPS"), TCW Portfolio No. 1555 DR V Sub-Custody Partnership, L.P. ("FUND V") and TCW DR VI Investment Partnership, L.P. ("FUND VI"), counterparts of which are being filed for record concurrently herewith in Chambers, Galveston, Jim Hogg, Live Oak, Wharton and Zapata Counties, Texas. Reference to the Production Payment Conveyance is herein made for all purposes.

         Pursuant to the Production Payment Conveyance, Mortgagor has conveyed and assigned to SPS, Fund V and Fund VI the "PRODUCTION PAYMENT" (as defined in the Production Payment Conveyance and herein so called). As provided in the Order of the United States Bankruptcy Court attached to the Production Payment Conveyance, the Production Payment is conveyed free and clear of any liens, claims or other rights of Mortgagee, whether under this Mortgage or otherwise, and the Mortgaged Property does not include the rights, titles and interests granted under the Production Payment Conveyance as the Production Payment, including without limitation the proceeds of the Production Payment.

         The Mortgaged Property does, however, include (among other things) the rights, titles and interests retained by Mortgagor after the conveyance of the Production Payment which are referred to in the Production Payment Conveyance as the "Retained Interests" (herein so called). By its acceptance of the benefits of this Mortgage, Mortgagee and each other beneficiary hereof hereby agrees, with and for the benefit of Mortgagor, SPS, Fund V and Fund VI and their respective successors and assigns: (a) not to enforce any rights with respect to the possession or use of such Retained Interests or the Equipment and fixtures thereon (under this Mortgage or otherwise) in any way which prevents any owner or any Person (hereafter defined) in possession of the Retained Interests (whether Mortgagor or its successors and assigns, or any Person taking upon foreclosure, or any receiver, it being understood that this SECTION 9.2 in no way prevents foreclosure of this Mortgage) from honoring its duties with respect to the Production Payment Conveyance, (b) that any Person acquiring the Retained Interests by foreclosure or other sale pursuant to this Mortgage will take the same subject to the obligation to perform, from and after the date of such acquisition, the duties of Mortgagor with respect to the Production Payment Conveyance (other than any duties of Mortgagor to pay damages for breach of any title warranty or to pay damages for any other breach of the Production Payment Conveyance by Mortgagor prior to the date of such acquisition), and (c) that to the extent that Mortgagor or any other beneficiary hereof might have any lien, claim or other right to the Production Payment (or the proceeds thereof) that arises other than under this Mortgage, such lien or claim is hereby released and discharged. The term "PERSON" shall have the meaning assigned to such term in the Credit Agreement.

         9.3. INTERCREDITOR AGREEMENT. Reference is made herein for all purposes to that certain Intercreditor Agreement (herein so called) dated the date hereof, executed among Mortgagee, on its behalf and as agent, and Firstar Bank, N.A., as Trustee ("SUBORDINATE LENDER"), acknowledged by Mortgagor. Under the terms of the Intercreditor Agreement, Mortgagee and Subordinate Lender have agreed (among other things) that the interests of Subordinate Lender in and to the Mortgaged Property shall be inferior, and subject to, the interests of Mortgagee in accordance with the Intercreditor Agreement.

                                    ARTICLE X
                                  MISCELLANEOUS

         10.1. SUCCESSOR TRUSTEES. The Trustee may resign in writing addressed to Mortgagee or be removed at any time with or without cause by an instrument in writing duly executed by Mortgagee. In case of the death, resignation or removal of a Trustee, a successor Trustee or Trustees may be appointed by Mortgagee from time to time by instrument of substitution complying with any applicable requirements of law and, in the absence of any such requirement, without other formality than appointment and designation in writing. Such appointment and designation shall be full evidence of the right and authority to make the same and of all facts therein recited, and, upon the making of any such appointment and designation, this conveyance shall vest in the named successor Trustee or Trustees all the estate and title of the prior Trustee or Trustees in all of the Mortgaged Property, and such successor Trustee or Trustees shall thereupon succeed to all the rights, powers, privileges, immunities and duties hereby conferred upon the Trustee named herein. All references herein to the Trustee shall be deemed to refer to the Trustees from time to time acting hereunder.

         10.2. LEGAL PROCEEDINGS BY AND AGAINST TRUSTEE. The Trustee shall not be required to take any action for the enforcement of this instrument or the exercise of any rights or remedies hereunder or to appear in or defend any action, suit or other proceeding in connection therewith, where, in the opinion of the Trustee, such action will be likely to involve him in expense or liability, unless the Trustee be tendered security and indemnity satisfactory to him against cost, expense or liability in connection therewith.

         10.3. RESPONSIBILITIES OF TRUSTEE. It shall be no part of the duty of the Trustee to see to any recording, filing or registration of this instrument or of any instrument supplemental hereto or to see to the payment of or be under any duty in respect to any tax or assessment or other governmental charge which may be levied or assessed on the Mortgaged Property or against Mortgagor or to see to the performance or observance by Mortgagor of any of the covenants or agreements herein contained. The Trustee shall not be responsible for the execution, acknowledgment or validity of this instrument or of any instrument supplemental hereto or of the Notes or for the sufficiency of the security purported to be created hereby, and the Trustee makes no representation in respect thereof or in respect of those rights of the holders of any of the Notes. The Trustee shall have the right to consult with counsel upon any matters arising hereunder and shall be fully protected in relying as to legal matters on the advice of such counsel. The Trustee shall not incur any personal liability hereunder except for his own gross negligence, willful misconduct or bad faith, and the Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by him hereunder which is believed by him in good faith to be genuine.

         10.4. ADVANCES BY MORTGAGEE OR TRUSTEE. Each and every covenant herein contained shall be performed and kept by Mortgagor solely at Mortgagor's expense. If Mortgagor shall fail to perform or keep any of the covenants of whatsoever kind or nature contained in this instrument, then, if such failure is not remedied by Mortgagor within 30 days following notice thereof by Mortgagee, the Trustee or any receiver appointed hereunder may, but shall not be obligated to, make advances to perform the same in Mortgagor's behalf, and Mortgagor hereby agrees to repay such sums upon demand plus interest at an annual rate equal to the highest rate of interest from time to time accruing on the Notes until paid or, in the event any promissory note evidences such indebtedness, upon the terms and conditions thereof; provided, however, that in no event shall such interest rate ever exceed the Highest Lawful Rate. No such advance shall be deemed to relieve Mortgagor from any default hereunder. All such advances shall be included in the Indebtedness.

         10.5. DEFENSE OF CLAIMS. Mortgagor will notify the Trustee and Mortgagee, in writing, promptly of the commencement of any legal proceedings affecting the lien hereof or the Mortgaged Property, or any part thereof, and will take such action as may be necessary to preserve Mortgagor's, the Trustee's and Mortgagee's rights affected thereby, and should Mortgagor fail or refuse to take any such action, the Trustee or Mortgagee may, upon giving prior written notice thereof to Mortgagor, take such action on behalf of and in the name of Mortgagor and at Mortgagor's expense. Moreover, Mortgagee, or the Trustee on behalf of Mortgagee, may take such independent action in connection therewith as they may in their reasonable discretion deem proper, Mortgagor hereby agreeing that all sums advanced or all expenses incurred in such actions plus interest at an annual rate equal to the highest rate of interest from time to time accruing on the Notes will, on demand, be reimbursed to Mortgagee, the Trustee or any receiver appointed hereunder; provided, however, that in no event shall such interest rate ever exceed the Highest Lawful Rate.

         10.6. SURVIVAL OF COVENANTS AND LIENS. All of the covenants and agreements of Mortgagor set forth herein shall survive the execution and delivery of this Mortgage and shall continue in force until the Indebtedness is paid in full. Accordingly, if Mortgagor shall perform faithfully each and all of the covenants and agreements herein contained, then, and then only, this conveyance shall become null and void and shall be released in due form, upon Mortgagor's written request and at Mortgagor's expense; otherwise, it shall remain in full force and effect. No release of this conveyance or the lien thereof shall be valid unless executed by Mortgagee.

         10.7. RENEWALS AND OTHER SECURITY. Renewals and extensions of the Indebtedness may be given at any time, and Mortgagee may take or may now hold other security for the Indebtedness without notice to or consent of Mortgagor. The Trustee or Mortgagee may resort first to such other security or any part thereof or first to the security herein given or any part thereof, or from time to time to either or both, even to the partial or complete abandonment of either security, and such action shall not be a waiver of any rights conferred by this instrument, which shall continue as a perfected lien upon the Mortgaged Property not expressly released until the Indebtedness secured hereby is fully paid.

         10.8. INSTRUMENT AN ASSIGNMENT, ETC. This instrument shall be deemed to be and may be enforced from time to time as an assignment, chattel mortgage, hypothecation, contract, deed of trust, mortgage, conveyance, financing statement, real estate mortgage, pledge or security agreement, and from time to time as any one or more thereof.

         10.9. NO USURY INTENDED. It is the intention of the parties hereto to comply strictly with applicable usury laws; accordingly, notwithstanding any provision to the contrary contained herein, in the Notes, or in any of the documents securing or relating to any Indebtedness, in no event shall this instrument, the Notes, or such documents require or permit the payment, charging, taking, reserving, or receiving of any sums constituting interest under applicable laws which exceed the maximum amount permitted by such laws. If any such excess interest is contracted for, charged, taken, reserved, or received in connection with this instrument or the Notes or in any of the documents securing or relating to any Indebtedness, or in any communication by Mortgagee or any other person to Mortgagor or any other person, or in the event all or part of the Indebtedness shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstance whatsoever the amount of interest contracted for, charged, taken, reserved, or received on the amount of principal actually outstanding from time to time under this instrument or the Notes shall exceed the maximum amount of interest permitted by applicable usury laws, then in any such event it is agreed as follows: (i) the provisions of this Section shall govern and control, (ii) any such excess shall be deemed an accidental and bona fide error and canceled automatically to the extent of such excess, and shall not be collected or collectible, (iii) any such excess which is or has been paid or received notwithstanding this Section shall be credited against the then unpaid principal balance hereof with the excess, if any, refunded to Mortgagor, and (iv) the effective rate of interest shall be automatically reduced to the maximum lawful rate allowed under applicable laws as construed by courts having jurisdiction hereof or thereof. Without limiting the foregoing, all calculations of the rate of interest contracted for, charged, taken, reserved, or received in connection herewith which are made for the purpose of determining whether such rate exceeds the maximum lawful rate shall be made to the extent permitted by applicable laws by amortizing, prorating, allocating and spreading during the period of the full term of the Notes, including all prior and subsequent renewals and extensions, all interest at any time contracted for, charged, taken, reserved, or received. The terms of this Section shall be deemed to be incorporated in every document, security instrument, and communication relating to this instrument and the Notes. The term "applicable usury laws" shall mean such laws of the State of Texas or the laws of the United States, whichever laws allow the higher rate of interest, as such laws now exist; provided, however, that if such laws shall hereafter allow higher rates of interest, then the applicable usury laws shall be the laws allowing the higher rates to be effective as of the effective date of such laws. Mortgagor hereby waives its rights under Texas Finance Code Section 305.006(d) and will, in connection with any counterclaim alleging usurious interest, give Trustee and Mortgagee the notice required in Texas Finance Code Section 305.006(b) prior to filing such counterclaim and Trustee and Mortgagee shall have the right to correct any violation as provided by Texas Finance Code Section 305.103.

         10.10. SEPARABILITY. If any provision hereof or of the Notes is invalid or unenforceable in any jurisdiction, the other provisions hereof or of the Notes shall remain in full force and effect in such jurisdiction, and the remaining provisions hereof shall be liberally construed in favor of the Trustee and Mortgagee in order to effectuate the provisions hereof, and the invalidity of any provision hereof in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction.

         10.11. RIGHTS CUMULATIVE. Each and every right, power and remedy herein given to the Trustee or Mortgagee shall be cumulative and not exclusive, and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and so often and in such order as may be deemed expedient by the Trustee or Mortgagee, as the case may be, and the exercise, or the beginning of the exercise, of any such right, power or remedy shall not be deemed a waiver of the right to exercise, at the same time or thereafter, any other right, power or remedy. No delay or omission by the Trustee or Mortgagee in the exercise of any right, power or remedy shall impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing.

         10.12. BINDING EFFECT. This instrument is binding upon Mortgagor, Mortgagor's successors and assigns, and shall inure to the benefit of the Trustee, his successors and assigns and Mortgagee and its successors and assigns, and the provisions hereof shall likewise constitute covenants running with the land.

         10.13. ARTICLE AND SECTION HEADINGS. The article and section headings in this instrument are inserted for convenience and shall not be considered a part of this instrument or used in its interpretation.

         10.14. COUNTERPARTS. This instrument may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which are identical except that, to facilitate recordation, the Schedules and Exhibits in any particular counterpart may omit the description of properties situated in counties other than the county in which such counterpart is to be recorded.

         10.15. NOTICES. Except as otherwise provided in the Credit Agreement or herein, any notice, request, demand or other instrument which may be required or permitted to be given or served upon Mortgagor shall be sufficiently given when made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested and addressed to Mortgagor at the address shown below the signatures at the end of this Mortgage or to such different address as Mortgagor shall have designated by written notice received by Mortgagee or the Trustee.

         10.16. AMENDMENTS, MODIFICATIONS AND WAIVERS, ETC. Except as provided in SECTION 10.1, this instrument may be amended, modified, revised, discharged, released or terminated only by a written instrument or instruments executed by Mortgagor and Mortgagee. Any alleged amendment, revision, discharge, release or termination which is not so documented shall not be effective as to any party. No waiver of any provision of this Mortgage nor consent to any departure by Mortgagor therefrom shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

         10.17. SURVIVAL OF AGREEMENTS. All representations and warranties of Mortgagor herein and all covenants and agreements herein not fully and finally performed before the effective date or dates of this Mortgage shall survive such date or dates. All covenants and obligations in this Mortgage are intended by the parties to be, and shall be construed as, covenants running with the Lands.

         10.18. GOVERNING LAW. This Mortgage and the Indebtedness arising in connection herewith shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed in such State (without regard to principles of conflict of laws except Section 5-1401 of the New York General Obligations Law) and any applicable law of the United States of America, including, without limiting the generality of the foregoing, matters of construction, validity and performance, except that at all times the provisions for the creation, perfection, and enforcement of the liens and security interests created pursuant hereto shall be governed by and construed according to the law of Texas.

         10.19. SUBROGATION. To the extent the Indebtedness represents funds utilized to satisfy certain outstanding indebtedness and obligations secured by liens, rights and/or claims against the Mortgaged Property or any part thereof, Mortgagee shall be subrogated to any and all liens, rights, superior titles and equities owned or claimed by the holder of any such outstanding indebtedness or obligation so satisfied, regardless of whether said liens, rights, superior titles and equities are assigned to the Mortgagee by the holder(s) thereof or released. Mortgagee shall be subrogated to all covenants and warranties heretofore given or made with respect to the Mortgaged Property.

         10.20. DTPA WAIVER. Mortgagor acknowledges and agrees, on Mortgagor's own behalf and on behalf of any permitted assigns and successors hereafter, that the DTPA is not applicable to this transaction. Accordingly, Mortgagor's rights and remedies with respect to the transaction contemplated under this Mortgage and the Credit Agreement and with respect to all acts or practices of Mortgagee and Trustee, past, present or future, in connection with such transaction, shall be governed by legal principles other than the DTPA. In furtherance thereof, Mortgagor agrees as follows:

                  (a) Mortgagor represents that Mortgagor has the knowledge and experience in financial and business matters that enable Mortgagor to evaluate the merits and risks of the business transaction that is the subject of this Mortgage and the Credit Agreement. Mortgagor also represents that Mortgagor is not in a significantly disparate bargaining position in relation to Mortgagee and Trustee. Mortgagor has negotiated the documents with Mortgagee and Trustee at arm's length and have willingly entered into the documents.

                  (b) Mortgagor represents that (i) Mortgagor has been represented by the firm of Gardere & Wynne, L.L.P. as legal counsel in the transaction contemplated by this Mortgage and the Credit Agreement and (ii) such legal counsel was not directly or indirectly identified, suggested or selected by Mortgagee and Trustee or an agent of Mortgagee and Trustee.

                  (c) This Mortgage and the Credit Agreement relate to a transaction involving total consideration by Mortgagor of more than $100,000.00 and does not involve the Mortgagor's residence.

Mortgagor agrees, on Mortgagor's own behalf and on behalf of Mortgagor's permitted assigns and successors, that all of the Mortgagor's rights and remedies under the DTPA are WAIVED AND RELEASED, including specifically, without limitation, all rights and remedies under the DTPA resulting from or arising out of any and all acts or practices of Mortgagee and Trustee in connection with this transaction, whether such acts or practices occur before or after the execution of this Mortgage.

In furtherance thereof, Mortgagor agrees that by signing this Mortgage, Mortgagor and any permitted assigns and successors are bound by the following waiver:

         WAIVER OF CONSUMER RIGHTS. MORTGAGOR WAIVES ITS RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES--CONSUMER PROTECTION ACT, SECTION 17.41 ET SEQ., BUSINESS & COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTION. AFTER CONSULTATION WITH AN ATTORNEY OF MORTGAGOR'S OWN SELECTION, MORTGAGOR VOLUNTARILY CONSENTS TO THIS WAIVER.

         10.21 FINAL EXPRESSION. THIS MORTGAGE, THE CREDIT AGREEMENT, AND THE OTHER DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         [Remainder of page intentionally blank; Signature page follows]

         IN WITNESS WHEREOF, Mortgagor has executed or caused to be executed this Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement on the date and year first set forth above.

The address of the                           MORTGAGOR:
Mortgagor/Debtor is:
                                             TRANSTEXAS GAS CORPORATION,
1300 North Sam Houston                       a Delaware corporation
Parkway East, Suite 310
Houston, Texas 77032

                                             By
                                               --------------------------------
                                                Ed Donahue, Vice President and
                                                Chief Financial Officer

STATE OF TEXAS    )
                  )
COUNTY OF DALLAS  )

         Before me, a Notary Public, on this day personally appeared Ed Donahue, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of TRANSTEXAS GAS CORPORATION, and that he has executed the same on behalf of said corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

         Given under my hand and seal of office this ____ day of March, 2000.


                                -----------------------------------------------
                                Notary Public in and for the State of Texas

(PERSONALIZED SEAL)